EXHIBIT 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

ACCELERATE DIAGNOSTICS, INC.

Instructions for using this form:

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [•], 2014 (the “Prospectus”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York City time, on [•], 2014 (the “Expiration Time”). Such form must be delivered by hand or sent by telegram, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

Each whole Right allows the holder thereof to subscribe for one share of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “Subscription Privilege”).

Payment of the Subscription Price of $[•] per full share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

The address of the Subscription Agent is as follows:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Reorganization Department

1981 Marcus Avenue, Suite 100

Lake Success, NY 11042

Telephone Number:

(855) 793-5068

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for __________ share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the Subscription Price of $[•] per full share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $__________ either (check appropriate box):

☐	Is being delivered to the Subscription Agent herewith; or

☐	Has been delivered separately to the Subscription Agent in the manner set forth below (check the appropriate box and complete the information relating thereto):

☐	Uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared; Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date)

Date of check:	___________________
Check Number:	___________________
Bank:	___________________

☐	Certified check

Date of check:	___________________
Check Number:	___________________
Bank:	___________________

☐	Bank draft (cashier’s check)

Date of check:	___________________
Check Number:	___________________
Bank:	___________________

__________________________________________	__________________________________________
Signature(s)	Address

__________________________________________	__________________________________________
Name(s) (Please print or type)	City, State and Zip Code

__________________________________________	__________________________________________
(Rights Certificate Number(s), if available)	Area Code and Telephone Number

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:     ____________________

__________________________________________	__________________________________________
(Address)	(Name of Firm)

__________________________________________	__________________________________________
(City, State and Zip Code)	(Signature)

__________________________________________	__________________________________________
(Area Code and Telephone Number)	(Name of Authorized Signatory) (Please print or type)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate to the Subscription Agent within three business days following the Expiration Date of the Rights Offering as described in the Prospectus.  Failure to do so could result in a financial loss to such institution.